UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2026

Date of Report (Date of earliest event reported)

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Blvd., #400
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N./A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On January 4, 2026 (the “Effective Date”), the Company entered into an Offer of Employment (“Agreement”) with Mr. Daniel C. Sanders to serve as President of Limitless X Holdings Inc. (the “Company”). Under the Agreement, Mr. Sanders’s responsibilities include overall company management and oversight of scientific innovation, product development, regulatory matters, manufacturing advisory, and strategic enablement of go-to-market channels, among other duties as assigned by the Board and Chairman. The Agreement includes confidentiality, work product, non-interference, and non-disparagement provisions, and states that employment is at-will. The compensatory terms are summarized below.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The above summary in Items 1.01, 5.02, and 3.02 does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as an exhibit and is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 (c) Appointment of New President

On January 4, 2026, the Company’s board of directors appointed Daniel C. Sanders to serve as the Company’s new President as of the Effective Date. Mr. Sanders, age 33, holds a B.S. in Molecular Biotechnology and Genetics from the University of Arkansas at Little Rock, and has significant operations experience as an executive creating, manufacturing, and scaling consumer packaged goods and implementing GMP-compliant manufacturing systems. His work has driven the growth of brands now distributed across seven of the ten largest big-box retailers in the United States, demonstrating a proven ability to move products from concept to national shelf placement while maintaining regulatory, quality, and margin discipline.

From 2024 to the present, Mr. Sanders has served as Vice President of Manufacturing at Innovative Life Sciences, following his role as Director of Operations from 2023 to 2024, where he led a major operational expansion that increased production capacity by more than 500%. He is also the Founder and Chief Scientific Officer of Gwella Inc. (2020–present) and has served as Director of Biotechnology at Albert Labs since 2024, after previously holding the position of EU Lead Scientist from 2021 to 2024. Earlier in his career, he founded and managed MaryGold/Hermes Laboratories and ARextracts LLC (2018–2020) and began his professional journey in clinical research and laboratory science.

Item 5.02 (e) Compensatory Arrangements of Certain Officers.

Under the Agreement, Mr. Sanders’s initial annual base salary is $250,000, which he agreed to defer for the first 120 days in exchange for stock issuances only during the trial period, with such issuances occurring quarterly and valued at the time of each issuance. After the 120-day trial period, Mr. Sanders will be added to the Company’s payroll program and salary may be paid in stock and/or cash as agreed by the parties at that time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer of Employment to Daniel C. Sanders dated as of January 4, 2026
99.1	Press Release issued on January 5, 2026 announcing appointment of Daniel Sanders ass President of Limitless X Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

Date:	January 8, 2026	By:	/s/ Jaspreet Mathur
		Name:	Jaspreet Mathur
		Title:	Chief Executive Officer